SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

             Date of report (Date of earliest reported): May 5, 2003

                                   ABSS Corp.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                   000-15303                          73-1215433
           (Commission File Number)         (IRS Employer Identification No.)

                                 P.O. Box 723244
                               Atlanta, GA 31139
               (Address of Principal Executive Offices)(Zip Code)

                                 (917) 767-8703
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)




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INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.   Changes in Control of Registrant

          Effective July 2, 2003, Mr. Alan Lew will be appointed president and director of ABSS Corp. Mr. Lew is in the process of purchasing 4,200,040 shares of ABSS Corp. from Cybernic Holdings, Inc. which is the major shareholder of ABSS Corp. for a purchase price of $31,500. In addition to the purchase price for the shares, Mr. Lew has agreed to pay $31,000 to pay off debts of ABSS Corp. to its auditor and attorney.

          As ABSS Corp. currently has no operations, Mr. Lew anticipates providing only part of his time to ABSS on an as needed basis. Mr. Lew currently is a senior clinical research associate with Pharmacia formally known as Acorda Therapeutics where part of his responsibilities include monitoring trials and design monitoring reports. Pharmacia has employed Mr. Lew since January 2001. Mr. Lew has also worked for Memorial Sloan Kettering Hospital in New York City from April 1998 through December 2000. Mr. Lew worked for Pfizer from December 1995 through October 1997. Mr. Lew is a graduate of Pace University in New York.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

None.

(b) Pro forma financial information

None.

(c) Exhibits

Number   Exhibit

2.1               Stock Purchase Agreement



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                               ABSS Corp.

Dated:  July 10, 2003           By:  /s/    Benny Blom
                               ------------------------------------
                                            Benny Blom, Chairman/CEO